Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement of General Finance Corporation on Form S-1 of our report dated September 14, 2012 on the consolidated financial statements of General Finance Corporation and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California

May 3, 2013